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                                                                     EXHIBIT 4.5

Number                                                                    Shares
------                                                                    ------
  XX                                                                       XXXXX

                             CABLETRON SYSTEMS, INC.

              Series D Convertible Preferred Stock, $1.00 Par Value

       SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER AND CLASSES OF STOCK

       This certifies that -- SPECIMEN - is the owner of -- SPECIMEN - shares, fully paid and non-assessable, of the Series D Convertible Preferred Stock of CABLETRON SYSTEMS, INC., a Delaware corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

       This certificate and the shares represented hereby are subject to the General Corporation Law of the State of Delaware and to the Certificate of Incorporation and the By-laws of the corporation, in each case as from time to time amended.

       IN WITNESS WHEREOF, CABLETRON SYSTEMS, INC. has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed this ____day of July, 2001.


--------------------------------               ---------------------------------
Any one of Chairman,                           Any one of Treasurer,
Vice Chairman, President or Vice               Assistant Treasurer, Secretary or
President                                      Assistant Secretary


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                            RESTRICTIONS ON TRANSFER

       The Securities represented hereby have not been registered under the Securities Act of 1933, As Amended (the "Act"), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless and until registered under the Act or unless the Corporation has received an opinion of counsel satisfactory to the Corporation and its counsel that such registration is not required.

       The holder of the securities represented by this certificate is subject to certain obligations contained in a Standstill Agreement dated as of August 29, 2000, as amended, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.

       The powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of such preferences and/or rights, of each class of stock of the Corporation, or series of any such class, are set forth in the Certificate of Incorporation. The Corporation will furnish a copy of the Certificate of Incorporation to the holder of this certificate without charge upon request.

                                   ASSIGNMENT

       For value received, the undersigned hereby sells, assigns and transfers to ___________________________ shares of the capital stock represented by this certificate, and does hereby irrevocably constitute and appoint
_____________________________ attorney to transfer such stock on the books
______________with full power of substitution in the premises.



Dated _________________

                              Signature of registered owner corresponding exactly to the name of such owner as written on the face of this certificate.